As filed with the Securities and Exchange Commission on December 3, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0584301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2150 Gold Street Alviso, California	95002
(Address of Principal Executive Offices)	(Zip Code)

1997 Employee Stock Purchase Plan

(Full title of the plans)

Eric Erdman

Interim Chief Executive Officer and

Chief Financial Officer

Genesis Microchip Inc.

2150 Gold Street

Alviso, CA 95002

(Name and address of agent for service)

(408) 262-6599

(Telephone number, including area code, of agent for service)

Copy to:

Selim Day, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001, approved for issuance under the 1997 Employee Stock Purchase Plan	440,694	$15.64	(1)	$6,894,327	$557.75

(1)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on November 28, 2003.

REGISTRATION STATEMENT

PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

On February 21, 2002, Genesis Microchip Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-83170) with the Securities and Exchange Commission to register shares of the Registrant’s common stock that were reserved for issuance pursuant to options granted under, among other plans, the Registrant’s 1997 Employee Stock Purchase Plan. On December 23, 2002, the Registrant filed an additional Registration Statement on Form S-8 (Registration No. 333-102161) with respect to, among other plans, the Registrant’s 1997 Employee Stock Purchase Plan. Both of those Registration Statements are incorporated herein by this reference.

The Registrant is filing this Registration Statement on Form S-8 to register additional shares of its common stock that have been reserved for issuance pursuant to options granted under the Registrant’s 1997 Employee Stock Purchase Plan.

Pursuant to the “evergreen” provisions of the 1997 Employee Stock Purchase Plan, effective November 1, 2003, the number of shares of the Registrant’s common stock for which options may be granted under that plan was increased by 440,694 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS

Exhibit Number	Exhibit Description

4.1(1)	Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant.

4.4(3)	Preferred Stock Rights Agreement, dated as of June 27, 2002, between the Registrant and Mellon Investor Services, L.L.C., as amended on March 16, 2003.

4.5(1)	Form of Common Stock Certificate of the Registrant.

4.6(4)	The 1997 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page).

(1)    Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-72202) filed with the Securities and Exchange Commission on October 25, 2001, as amended.

(2)    Incorporated by reference to the Registrant’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on July 29, 2002, as amended.

(3)    Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 5, 2002, as amended by the Registrant’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on March 31, 2003.

(4)    Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 20, 2003, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alviso, State of California, on December 2, 2003.

GENESIS MICROCHIP INC.

By:	/s/ ERIC ERDMAN

Eric Erdman Interim Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Erdman his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 2, 2003.

Signature	Title

/s/ ERIC ERDMAN Eric Erdman	Interim Chief Executive Officer, Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

Tim Christoffersen	Director

/s/ JEFFREY DIAMOND Jeffrey Diamond	Chairman of the Board

George A. Duguay	Director

/s/ ROBERT H. KIDD Robert H. Kidd	Director

/s/ ALEXANDER S. LUSHTAK Alexander S. Lushtak	Director

/s/ CHANDRASHEKAR M. REDDY Chandrashekar M. Reddy	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1(1)	Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of the Registrant.

4.4(3)	Preferred Stock Rights Agreement, dated as of June 27, 2002, between the Registrant and Mellon Investor Services, L.L.C., as amended on March 16, 2003.

4.5(1)	Form of Common Stock Certificate of the Registrant.

4.6(4)	The 1997 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page).

(1)    Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-72202) filed with the Securities and Exchange Commission on October 25, 2001, as amended.

(2)    Incorporated by reference to the Registrant’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on July 29, 2002, as amended.

(3)    Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 5, 2002, as amended by the Registrant’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on March 31, 2003.

(4)    Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 20, 2003, as amended.